                               TELETECH HOLDINGS, INC.
                                      STOCK PLAN
                               AS AMENDED AND RESTATED

1.  PREAMBLE.

    TeleTech Holdings, Inc., a Delaware corporation (the "Company"), hereby establishes the TeleTech Holdings, Inc. Stock Plan (the "Plan") as a means whereby the Company may, through awards of (i) incentive stock options within the meaning of section 422 of the Code (as herein defined), (ii) stock appreciation rights, (iii) non-qualified stock options, (iv) restricted stock, and (v) phantom stock:

         (a) provide key employees who have substantial responsibilities for the direction and management of the Company and its subsidiaries with additional incentive to promote the success of the Company's and its subsidiaries' businesses;

         (b) enable such employees to acquire proprietary interests in the Company;

         (c) encourage such employees to remain in the employ of the Company and its subsidiaries;

         (d) provide Directors of the Company (who are not otherwise employees of the Company) with an additional incentive to promote the success of the Company's business; and

         (e) provide consultants and other independent contractors who provide services to the Company, with an additional incentive to promote the success of the Company's business.

    The provisions of this Plan do not apply to or affect any option, stock appreciation right, or stock heretofore or hereafter granted under any other stock plan of the Company or any subsidiary, and all such options, stock appreciation right or stock continue to be governed by and subject to the applicable provisions of the plan or agreement under which they were granted.

2.  DEFINITIONS.

    2.01 "BOARD" or "BOARD OF DIRECTORS" means the board of directors of the Company.

    2.02 "CAUSE" means, as determined in the sole discretion of the Board, a Participant's (a) commission of a felony; (b) dishonesty or misrepresentation involving the Company or any Subsidiary; (c) serious misconduct in the performance or non-performance of Participant's responsibilities as an employee, Officer, Director, consultant or independent contractor; (d) violation of a material condition of employment; (e) unauthorized use of trade secrets or confidential information; or (f) aiding a competitor of the Company or any Subsidiary.

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    2.03      "CODE" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

    2.04 "COMMITTEE" means the committee comprised of two or more outside Directors appointed by the Board to administer the Plan. Each member of the Committee shall (a) be a member of the Board of Directors who has not at any time within one year prior thereto, or at any time during such member's term of service on the Committee, received any stock options, SARs or allocations of any equity securities under the Plan or any other plan maintained by the Company or any of its affiliates, except as permitted pursuant to the provisions of Rule 16b-3(c)(2)(i) of the Exchange Act or any successor rule thereof; and (b) be an outside Director as determined under Proposed Regulation 26 CFR Section 1.162-27(e)(3) or any final or successor regulation thereto. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

    2.05 "COMMON STOCK" means the common stock of the Company, .01 par value.

    2.06 "COMPANY" means TeleTech Holdings, Inc., a Delaware corporation, and any successor thereto.

    2.07      "DIRECTOR" means a member of the Board.

    2.08 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

    2.09      "FAIR MARKET VALUE" means for the relevant day:

         (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

         (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

         (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

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    2.10      "ISO" means incentive stock options within the meaning of Section
422 of the Code.

    2.11 "NAKED SAR" means a SAR issued not in connection with an ISO or NSO.

    2.12 "NSO" means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.

    2.13 "OPTION" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

    2.14 "OPTION DATE" means the date upon which an Option, SAR, Restricted Stock or Phantom Stock is awarded to a Participant under the Plan.

    2.15 "OPTION PRICE" means the price per share at which an Option may be exercised.

    2.16 "PARTICIPANT" means an individual to whom an Option, SAR, Phantom Stock or Restricted Stock has been granted under the Plan.

    2.17 "PHANTOM STOCK" means a hypothetical share of Common Stock issued as phantom stock under the Plan.

    2.18 "PLAN" means the TeleTech Holdings, Inc. Stock Plan, as set forth herein and as from time to time amended.

    2.19 "RESTRICTED STOCK" means Common Stock awarded to a Participant pursuant to this Plan and subject to the restrictions contained in Section 9.

    2.20 "SAR" means a stock appreciation right. A SAR may be a Naked SAR or a Tandem SAR.

    2.21 "SECURITIES ACT" means the Securities Act of 1933, as it exists now or from time to time may hereinafter be amended.

    2.22 "SUBSIDIARY" means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

    2.23 "TANDEM SAR" means a SAR associated with and issued in connection with an ISO or NSO.

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    2.24      RULES OF CONSTRUCTION.

         (a) GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Delaware.

         (b) UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

         (c) HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

         (d) GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

         (e) SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and VICE VERSA.

         (f) SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

         (g) TERMINATION OF EMPLOYMENT. For all purposes of this Plan, an employee will have terminated employment with the Company when the employee's employment relationship with the Company and all of its subsidiaries is terminated. Additionally, with respect to consultants and independent contractors, for all purposes of the Plan such consultant's or independent contractor's "employment with the Company" shall be considered terminated upon the termination of any consulting or independent contractor agreement, or when the consultant or independent contractor no longer performs any services for the Company.

3.  STOCK SUBJECT TO THE PLAN.

    Except as otherwise provided in Section 13, the aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock under this Plan may not exceed 1,400,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new ISOs, NSOs, and Restricted Stock may thereafter be awarded with respect to such shares. Except as otherwise provided in Section 13, the aggregate number of shares of Common Stock that may be issued under Options, as Restricted Stock, or upon which SARs or Phantom Stock may be awarded to any one individual Participant may not exceed 175,000 shares.

4.  ADMINISTRATION.

    The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

         (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

         (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

         (c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options, Restricted Stock, Phantom Stock and/or SARs, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

         (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of ISOs, NSOs, Restricted Stock, Phantom Stock and/or SARs;

         (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of ISOs, NSOs, Restricted Stock, Phantom Stock and/or SARs granted thereunder as it may deem necessary or advisable;

         (f) to determine the form in which payment of a SAR or a Phantom Stock award granted hereunder will be made (i.e., cash, Common Stock or a combination thereof) or to approve a participant's election to receive cash in whole or in part in settlement of the SAR or Phantom Stock award;

         (g) to determine the form in which tax withholding under Section 16 of this Plan will be made; and

         (h) to amend the Plan or any Option, Restricted Stock, Phantom Stock or SAR granted or awarded hereunder as may be necessary in order for any business combination involving the Company to qualify for pooling-of-interest treatment under APB No. 16.

5.  ELIGIBLE EMPLOYEES.

    Subject to the provisions of the Plan, the Committee shall determine from time to time those consultants, independent contractors, key employees, Officers or Directors of the Company or a Subsidiary who shall be designated as Participants and the number, if any, of Options,

SARs, Restricted Stock, and Phantom Stock, or any combination thereof, to be awarded to each such Participant; provided, however, that no ISOs or Tandem SARs granted with respect to ISOs, shall be awarded under the Plan after the expiration of the period of ten years from the date this Plan is adopted by the Board. In addition, no ISOs may be awarded to a Participant who is not an employee of the Company or a Subsidiary.

6.  TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS.

    The Committee may in its discretion, grant ISOs to any Participant under the Plan; provided , however, that no ISOs may be granted to a Director or other Participant who is not an employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement between the Company and the Participant.
Each ISO agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate;

         (a)  OPTION PERIOD.  Each ISO will expire as of the earliest of:

              (i) the date on which it is forfeited under the provisions of Section 12;

              (ii) 10 years (or five years as specified in Section 6(e)) from the Option Date;

              (iii) three months after the Participant's termination of employment for any reason other than death; or

              (iv)      six months after the Participant's death.

         (b) OPTION PRICE. Subject to the provisions of Section 6(e), the Option Price per share shall be determined by the Committee at the time any ISO is granted, and shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.

         (c) OTHER OPTION PROVISIONS. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under
    Section 422 of the Code.

         (d) LIMITATIONS ON AWARDS. The aggregate Fair Market Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company and any Subsidiary shall not exceed $100,000.

         (e) AWARDS TO CERTAIN STOCKHOLDERS. Notwithstanding Sections 6(a) and 6(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a Subsidiary (as determined under the Code), the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date, and the Option Price shall be at least 110% of the Fair Market Value (as of the Option
    Date) of the Common Stock subject to the ISO.

7.  TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTION.

    The Committee may, in its discretion, grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an agreement between the Company and the Participant. Each NSO agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan as the Committee may deem appropriate:

         (a)  OPTION PERIOD.  Each NSO will expire as of the earliest of:

              (i) the date on which it is forfeited under the provisions of Section 12;

              (ii) the date three months after the Participant's termination of employment for any reason other than death; or

              (iii)     the date six months after the Participant's death.

         (b) OPTION PRICE. At the time when the NSO is granted, the Committee will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.

         (c) OTHER OPTION PROVISIONS. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

8.  TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

    The Committee may, in its discretion, grant a SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, and may be a Naked SAR or a Tandem SAR. Each SAR awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

         (a) TANDEM SARS. Tandem SARs shall terminate on the same date as the related ISO or NSO. A Tandem SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Option Price for the related Option, and then shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. A Tandem SAR shall entitle the Participant to whom it is granted the right to elect, so long as such Tandem SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related Option, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price, and (ii) the number of shares of Common Stock subject to such Option or portion thereof which is surrendered. Any Option or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of a Tandem SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

         (b) NAKED SARS. Naked SARs shall terminate as provided in the Participant's SAR agreement. The Committee may at the time of granting any Naked SAR add such conditions and limitations to the Naked SAR as it shall deem advisable, including but not limited to, limitations on the period within which the Naked SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such Naked SAR.

         (c) OTHER CONDITIONS. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which the Committee, in its discretion, deems necessary or desirable in order to comply with
    Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom. If a Participant subject to Section 16(a) or Section 16(b) of the Exchange Act exercises a SAR and receives cash, the exercise must be made or take effect during the ten-day period beginning on the third business day after the release of quarterly or annual statements of sales and earnings by the Company and ending on the twelfth business day after such release of statements.

9.  TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

    The Committee, in its discretion, may grant Restricted Stock to any Participant under the Plan. Each grant of Restricted Stock shall be evidenced by an agreement between the Company and the Participant. All shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

         (a) RESTRICTED PERIOD. Shares of Restricted Stock awarded to Participants may not be sold, transferred, pledged or otherwise encumbered before they vest. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, the certificates for any shares of Restricted Stock that vest will be transferred to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Committee for such purpose or, if none, to his estate. Delivery of shares in accordance with the preceding sentence shall be made within the 30-day period after they vest.

         (b) FORFEITURES. A Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not vested prior to the date that his employment with the Company is terminated for any reason.

         (c) CERTIFICATES DEPOSITED WITH COMPANY. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the TeleTech Holdings, Inc. Stock Plan and an agreement entered into between the registered owner and TeleTech Holdings, Inc. Copies of such Plan and agreement are on file at the principal office of TeleTech Holdings, Inc."

         (d) STOCKHOLDER RIGHTS. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares.

         (e) DIVIDENDS. On each Common Stock dividend payment date, each Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

10. TERMS AND CONDITIONS OF PHANTOM STOCK.

    The Committee may, in its discretion, award Phantom Stock to any Participant under the Plan. Each award of Phantom Stock shall be evidenced by an agreement between the Company and the Participant. The Committee may at the time of awarding any Phantom Stock add such additional conditions and limitations to the Phantom Stock as it shall deem advisable, including, but not limited to, the right for Participants to receive dividends equivalent to those paid on Common Stock, limitations on the period or periods within which the Phantom Stock may be surrendered, and the maximum amount of appreciation to be recognized with regard to such Phantom Stock. An award of Phantom Stock shall entitle the Participant to whom it is awarded the right to elect, so long as such Phantom Stock is vested and subject to such limitations as the Committee shall have imposed, to surrender any then vested portion of the Phantom Stock, in whole or in part, and receive from the Company in exchange therefor the Fair Market Value on the date of surrender of the Common Stock to which the surrendered Phantom Stock relates in cash or in shares of Common Stock as the Committee may determine. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such Phantom Stock which, in its discretion, the Committee deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder, or in order to obtain any exemption therefrom. If a Participant subject to Section 16(a) or Section 16(b) of the Exchange Act receives cash in exchange for the surrender of Phantom Stock, the surrender of such Phantom Stock must be made or take effect during the ten-day period beginning on the third business day after the release of quarterly or annual statements of sales and earnings by the Company and ending on the twelfth business day after such release of statements.

11. MANNER OF EXERCISE OF OPTIONS.

    To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash,
(ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid in shares of Common Stock which were received by the Participant upon the exercise of one or more Options. The Option Price may be paid in shares of Common Stock which were received by the Participant as an award of Restricted Stock under the Plan. The Option Price may be paid by surrender of Tandem SARs equal to the Option Price.

12. VESTING.

    A Participant may not exercise an Option or surrender a SAR or Phantom
Stock until it has become vested. The portion of an Option, SAR or Phantom Stock award that is vested depends upon the period that has elapsed since the Option Date. Unless the Committee establishes a different vesting schedule at the time when an Option is granted or the Restricted Stock, SAR or Phantom Stock is awarded, all Options granted under this Plan, Restricted Stock, SARs, and Phantom Stock awarded under this Plan shall vest according to the following schedule:

                  Period Elapsed                 Vested Percentage
         --------------------------------        -----------------

         First Anniversary of Option Date               10%
         Second Anniversary of Option Date              25%
         Third Anniversary of Option Date               45%
         Fourth Anniversary of Option Date              70%
         Fifth Anniversary of Option Date              100%

Except as provided below, if a Participant terminates either his employment with the Company or its Subsidiaries, for any reason, he forfeits any Options, Restricted Stock, SARs and/or Phantom Stock that are not yet vested. A transfer from the Company to a Subsidiary or affiliate, or VICE VERSA is not a termination of employment for purposes of this Plan. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant's agreement, if the Participant's employment, or if a Director, his membership on the Board, is terminated for Cause all Options, SARs, Restricted Stock and/or Phantom Stock granted or awarded to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.

13. ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE.

    If there is any change in the corporate structure or shares of the Company, the Board of Directors may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options, Restricted Stock, Phantom Stock and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price; provided, however, no adjustment will be made for the issuance of preferred stock or the conversion of convertible preferred stock. For the purpose of this Section 13, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

14. NON-TRANSFERABILITY OF OPTIONS, SARS AND PHANTOM STOCK.

    The Options and SARs granted or Phantom Stock awarded under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution, or to the extent permissible under Section 422 of the Code pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. During a Participant's lifetime, his Options may be exercised only by him.

15. RIGHTS AS STOCKHOLDER.

    No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs or Phantom Stock shall have no rights whatsoever as a stockholder with respect to such SARs or Phantom Stock.

16. WITHHOLDING TAX.

    The Company shall have the right to withhold in cash or shares of Common Stock with respect to any payments made to Participants under the Plan any taxes required by law to be withheld because of such payments. With respect to a Participant subject to Section 16(a) or 16(b), withholding made in Common Stock upon the exercise of an Option, or the exercise of a SAR or Phantom Stock which the Participant had the discretion regarding the timing of exercise, must be made or take effect during the period beginning on the third business day following the release of quarterly or annual statements of sales and earnings by the Company and ending on the twelfth business day after such release of statements. Notwithstanding the foregoing, with respect to a Participant subject to Section 16(a) or 16(b) of the Exchange Act, all amounts required to be withheld upon either (i) the vesting of Restricted Stock or (ii) the exercise of a SAR or surrender of Phantom Stock which had a set duration and for which payment is made in Common Stock, shall automatically be withheld in Common Stock otherwise deliverable to the Participant and having a Fair Market Value determined on the date the income is includable in the Participant's income equal to the amount of taxes required to be withheld.

17. NO RIGHT TO EMPLOYMENT.

    Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

18. AMENDMENT OF THE PLAN.

    The Committee may from time to time amend or revise the terms of this Plan in whole or in part and may without limitation, adopt any amendment deemed necessary; provided, however, that (a) except as provided in Section 4(h), no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent, (b) no amendment may extend the period during which a Participant may exercise an ISO beyond the period set forth in Section 6(a)(ii) or 6(e), and (c) the Committee may not (i) change the aggregate number of shares that may be sold pursuant to Options granted under the Plan (except in accordance with the provisions of Section 14), (ii) change the class of eligible individuals who may receive awards under the Plan, (iii) adopt any amendment affecting the Option Price at which Options may be granted, or (iv) materially increase benefits accruing to participants under the Plan without approval of the Company's stockholders. Approval of the Company's stockholders to any amendment under part (c)(i) shall require a favorable vote by the majority of the shares of the Company's Common Stock and preferred stock voting separately as a class, and to all other amendments requiring stockholder approval shall require a vote of the majority of the shares of the Company's Common Stock and preferred stock voting together as one class, present in person or by proxy at a duly held stockholders meeting or by written consent. If any amendment requiring stockholder approval for the Committee to act under part (c) of the previous sentence is made subsequent to the first registration of any class of equity securities by the Company under
Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in Section 19. All amendments shall be in writing and consented to by a majority of the members of the Committee.

19. STOCKHOLDER APPROVAL.

    Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Committee in accordance with Rule 16b-3(b) of the Exchange Act. If such stockholder approval is obtained at a duly held stockholder's meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company's common stock present at the meeting or represented and entitled to vote thereon.

20. CONDITIONS UPON ISSUANCE OF SHARES.

    An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until such time as the Plan has been approved by the Stockholders of the Company and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

21. EFFECTIVE DATE AND TERMINATION OF PLAN.

    21.1 EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Committee, or the date it is approved by the stockholders of the Company, pursuant to Section 19.


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

    21.2 TERMINATION OF THE PLAN. The Committee may terminate the Plan at any time with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options, SARs, Phantom Stock or Restricted Stock awarded before termination.


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